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Exhibit 2.1

                 FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

      This First Amendment to Agreement and Plan of Merger, entered into as of November 5, 2003, (this "Amendment"), is between LX Merger Corp., a Delaware corporation (the "Purchaser"), and Lexent Inc., a Delaware corporation (the "Company").

                                 R E C I T A L S

      WHEREAS, the Agreement and Plan of Merger, dated as of July 9, 2003 (the "Merger Agreement"), was entered into by the Purchaser and the Company.

      WHEREAS, Section 7.04 of the Merger Agreement provides that the Purchaser and the Company may, by their written agreement, amend the Merger Agreement.

      WHEREAS, the Purchaser and the Company desire to amend the Merger Agreement as provided in this Agreement for the purpose of amending Section 7.01(f).

      NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and for the other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged.

      1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

      2. Amendment to Section 7.01(f) of the Merger Agreement. Section 7.01(f) of the Merger Agreement is hereby amended by deleting "November 15, 2003" and replacing it with "December 31, 2003".

      3. Effectiveness. Except as modified hereby, the Merger Agreement shall remain in full force and effect and is ratified in all respects. On and after the effectiveness of this Amendment, each reference in the Merger Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Merger Agreement in any other agreements, documents or instruments executed and delivered pursuant to the Merger Agreement shall mean and be a reference to the Merger Agreement, as amended by this Amendment.

      4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      5. Incorporation of Terms. This Amendment shall be construed in accordance with provisions contained in Section 9 of the Merger Agreement and such provisions are hereby incorporated by reference as though expressly set forth herein.

                                    * * * * *


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      IN WITNESS WHEREOF, the Purchaser and the Company hereto have executed this Amendment as of the date first above written.

                                         LX MERGER CORP.


                                         By:  /s/ Kevin M. O'Kane
                                         Name:  Kevin M. O'Kane
                                         Title:  Vice President

                                         LEXENT INC.


                                         By:  /s/ Kevin M. O'Kane
                                         Name:  Kevin M. O'Kane
                                         Title:  Chief Executive Officer


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